CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
Legg Mason Global Trust, Inc.:

         We consent to the incorporation by reference in Post-Effective Amendment No. 10 to the Registration Statement of Legg Mason Global Trust, Inc. (the "Corporation") on Form N-1A (File No. 33-56672) of our reports dated February 1, 1996 on our audits of the financial statements and financial highlights of the Legg Mason Global Government Trust for the year ended December 31, 1995 and of Legg Mason International Equity Trust for the period February 17, 1995 (commencement of operations) to December 31, 1995, which reports are included in their respective Annual Reports to Shareholders for the periods ended December 31, 1995, which are incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and "The Corporation's Independent Accountants" in the Statement of Additional Information.




                                                    /s/ COOPERS & LYBRAND L.L.P.


Baltimore, Maryland
November 18, 1996